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                                                                      EXHIBIT 16

                                                                 [ANDERSEN LOGO]


Office of the Chief Accountant                  [ARTHUR ANDERSEN LLP LETTERHEAD]
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 10, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 9, 2002, of Walgreen Co. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP






Copy to:
Mr. Roger L. Polark, Senior Vice President
   and Chief Financial Officer
Walgreen Co.